UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2025

MARWYNN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42554	99-1867981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 Chrysler Unit C Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-706-9966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Symbol(s) on which registered	Trading	Name of each exchange
Common Stock, par value $0.001 per share	MWYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 27, 2025,  Marwynn Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Reli Home Décor Inc., a California corporation (the “Buyer”), solely for the purposes of selling all of the shares it owns in its wholly owned subsidiary, Grand Forest Cabinetry Inc., a California corporation (“Grand Forest”). Grand Forest is engaged in the business of indoor home improvement supply chain management (the “Business”).

Pursuant to the Purchase Agreement, and subject to the terms and conditions set forth therein, the Company has agreed to sell all 70,000 shares of common stock of Grand Forest that it owns to the Buyer for an aggregate cash purchase price of $550,000 (the “Purchase Price”), to be paid at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

The Closing is subject to certain customary conditions, including: (i) approval of the transaction by the Company’s board and stockholders, (ii) receipt of any required approval from Nasdaq, (iii) the absence of any court order or governmental action prohibiting the transaction, and (iv) no applicable law in effect that would make consummation of the transaction illegal. Under the Purchase Agreement, subject to the satisfaction or waiver of these conditions, the Closing will occur on a date agreed by the parties following the satisfaction or waiver of the closing conditions. The Closing is not subject to a financing condition. The Company anticipates that the transaction will be completed before the end of 2025.

The Purchase Agreement contains certain termination rights for both the Buyer and the Company without the payment of any termination fee.  In the Purchase Agreement, the parties have made certain customary representations and warranties and have agreed to certain customary covenants relating to the sale.

Subject to certain limitations, the Company has agreed to indemnify the Buyer, and the Buyer has agreed to indemnify the Company, for losses arising from certain breaches of the Purchase Agreement and certain other liabilities.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, including the sale of the Business, is included to provide investors with information regarding its terms. It does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Purchase Agreement governs the contractual rights between the parties in relation to the sale of the Business. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Purchase Agreement and is not intended to provide, modify or supplement any information about the Company or the Buyer, or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, the Business, or the Buyer. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Closing if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws to investors or security holders. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information and the information in the Purchase Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in its public reports filed with the Securities and Exchange Commission. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Securities Purchase Agreement Entered into Between the Company and Reli Home Décor Inc., Dated October 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marwynn Holdings, Inc.

	By:	/s/ Yin Yan
	Name:	Yin Yan
Date: October 28, 2025	Title:	Chief Executive Officer and Chairperson

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